UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 03, 2022

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Clinton Square
Rochester, New York		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2022, Broadstone Net Lease, Inc. (the “Company”), Broadstone Net Lease, LLC, the Company’s operating company (the “Operating Company”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and the lenders party thereto (the “Lenders”) amended and restated the Company's $900 million unsecured revolving credit facility dated September 4, 2020 (the “A&R Credit Agreement”).

The A&R Credit Agreement provides for a $1 billion senior unsecured revolving credit facility (the “A&R Revolver”), which matures on March 31, 2026. The Operating Company has the option to extend the term of the A&R Revolver twice for six months per extension, subject to certain conditions set forth in the A&R Credit Agreement, including payment of an extension fee equal to 0.0625% of the revolving commitments.

In addition to United States Dollars, advances under the A&R Revolver may be borrowed in Pound Sterling, Euros or Canadian Dollars (the “Alternative Currency”) at the Operating Company’s request, provided, however, that the Operating Company may not borrow an aggregate amount paid in Alternative Currency that exceeds $500 million. Additionally, the A&R Credit Agreement provides that “Eligible Property” includes properties located in certain jurisdictions outside of the United States.

The rate of interest payable on the A&R Revolver, at the Operating Company’s option, is equal to (i) the applicable reference rate for term benchmark loans or RFR loans (“Term Benchmark or RFR Loans”) plus a margin or (ii) the applicable fluctuating base rate, as set forth in the Revolving Credit Agreement (the “Base Rate”), plus a margin. The applicable reference rates for United States Dollars, Pound Sterling, Euros, and Canadian Dollars are the Secured Overnight Financing Rate, the Daily Sterling Overnight Index Average, the Euro Interbank Offered Rate, and the Canadian Dollar Offered Rate, respectively. The margin for Revolver borrowings is adjustable based upon the Operating Company’s credit rating and is between 0.725% and 1.400% per annum for Term Benchmark or RFR Loans and 0.000% and 0.400% per annum for Base Rate borrowings.

Based on the Operating Company’s current investment grade credit rating of Baa2 / BBB, the applicable margin for the Revolver equals 0.850% per annum for Term Benchmark or RFR Loans and 0.000% per annum for Base Rate borrowings. An applicable facility fee is payable on the amount of the revolving commitments, as defined in the A&R Credit Agreement, based on the Operating Company’s credit rating. The initial applicable facility fee equals 0.200% per annum. Borrowings under the A&R Revolver are payable interest only during the term, with the principal amount due in full at maturity.

The A&R Credit Agreement contains certain covenants customary for an agreement of its type, including (i) restrictive covenants, including, but not limited to, restrictions on the incurrence of additional indebtedness and liens, the ability to make certain payments and investments, and the ability to enter into certain merger, consolidation, asset sale, and affiliate transactions, and (ii) financial maintenance covenants, including, but not limited to, a minimum unsecured interest expense coverage ratio, a maximum leverage ratio, a maximum secured indebtedness ratio, and a minimum fixed charge coverage ratio. The A&R Credit Agreement also contains representations and warranties, affirmative covenants, including financial reporting requirements, negative covenants, and events of default, including certain cross defaults with the Company’s other indebtedness, customary for an agreement of its type. As set forth in the A&R Credit Agreement, certain events of default could result in an acceleration of the Company’s obligations under the A&R Credit Agreement.

The A&R Credit Agreement includes an accordion feature to increase the aggregate facility size from $1 billion to $2.0 billion, subject to the willingness of existing or new lenders to fund such increase and other customary conditions. The Operating Company may exercise this election any time before the maturity date of the A&R Revolver.

Certain of the Lenders, the Administrative Agents, and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Operating Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the lenders and their affiliates.

In connection with the A&R Credit Agreement, the Company has agreed to unconditionally guaranty (the “Guaranty”) the payment and performance when due, whether at maturity, by acceleration or otherwise, of all indebtedness, liabilities, obligations, covenants and duties owed by the Operating Company to the Administrative Agent or any Lender under or in connection with the A&R Credit Agreement and any other documents related thereto.

The foregoing description of the terms of the A&R Credit Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to the copy of the A&R Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit
No.	Description
10.1

Amended and Restated Revolving Credit Agreement, dated as of January 28, 2022, by and among, the Company, Broadstone Net Lease, LLC (the "Operating Company"), as the borrower, JPMorgan Chase Bank, N.A., and the other parties thereto

10.2	Guaranty, dated January 28, 2022, by Broadstone Net Lease, Inc. in favor of JPMorgan Chase Bank, N.A.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADSTONE NET LEASE, INC

Date:	February 3, 2022	By:	/s/ John D. Callan
Name: John D. Callan Title: Senior Vice President, General Counsel and Secretary